Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FOURTH QUARTER AND FULL YEAR 2016

•Annual revenue growth of 19.3% to $8.58 billion
•Annual organic revenue growth for parts and services of 4.8%
•Annual net income growth of 9.6% to $464 million
•Annual diluted EPS of $1.50; adjusted diluted EPS of $1.80
•Fourth quarter 2016 diluted EPS of $0.28; adjusted diluted EPS of $0.39
•2017 annual guidance provided

Chicago, IL (February 23, 2017) - LKQ Corporation (Nasdaq:LKQ) today announced results for its fourth quarter and full year ended December 31, 2016. Net income for the fourth quarter of 2016 was $86.3 million, a decrease of 9.2% as compared to $95.1 million for the same period of 2015. Diluted earnings per share for the fourth quarter of 2016 was $0.28, a decrease of 9.7% as compared to $0.31 for the same period of 2015. On an adjusted basis, diluted earnings per share was $0.39, an increase of 14.7% as compared to $0.34 for the same period of 2015. Net income for full year 2016 was $464.0 million, an increase of 9.6% as compared to $423.2 million for the same period of 2015. Diluted earnings per share for full year 2016 was $1.50, an increase of 8.7% as compared to $1.38 for the same period of 2015. On an adjusted basis, diluted earnings per share was $1.80, an increase of 20.8% as compared to $1.49 for the same period of 2015.

On December 19, 2016, we announced the pending sale of our OEM glass manufacturing business to a subsidiary of Vitro S.A.B. de C.V. The results of our OEM glass manufacturing business are reported in discontinued operations for 2016. Although these amounts are not reflected in the continuing operations results, for the fourth quarter and full year of 2016, the OEM glass manufacturing business generated $173 million and $498 million of revenue, respectively. Our diluted earnings per share from continuing operations in the fourth quarter and full year of 2016 were $0.31 and $1.47, respectively, while the corresponding adjusted figures for 2016 were $0.35 and $1.69, respectively.

See the reconciliation of net income and its components and diluted earnings per share to adjusted net income and its components and adjusted diluted earnings per share included with this press release.

“In 2016, the Company achieved some major milestones, including surpassing $8 billion in annual revenue, achieving over $1 billion in annual Segment EBITDA for the first time, and expanding our global footprint, that today stands at 26 countries. I am particularly pleased that, despite the headwinds of a mild winter and its subsequent impact on organic growth, Wholesale-North America achieved its highest annual margin levels in the last five years. These results are a testament to the hard work and dedication of our 40,000 plus employees,” stated Robert Wagman, President and Chief Executive Officer of LKQ Corporation. “Parts and services organic revenue growth in the fourth quarter of 2016 was 3.8%, but the Company achieved organic growth of 5.2% on a same day basis, including 3.0% in North America, after adjusting for differences in selling days between the fourth quarter this year and last year. These growth rates are consistent with the 4.8% and 2.9% we achieved company-wide and in North America, respectively, for the full year.”

Fourth Quarter 2016 Reported Results

For the fourth quarter of 2016, revenue was $2.15 billion compared with $1.75 billion for the fourth quarter of 2015, an increase of 23.0%. For the fourth quarter, parts and services organic revenue growth was 3.8% and acquisition revenue growth was 23.5%, while the impact of exchange rates was (3.8)%, for total parts and services revenue growth of 23.5%.

Full Year 2016 Reported Results

For the full year of 2016, revenue was $8.58 billion, an increase of 19.3% from $7.19 billion for 2015. For the full year of 2016, parts and services organic revenue growth was 4.8% and acquisition revenue growth was 19.0%, while the impact of exchange rates was (2.5)%, for total parts and services revenue growth of 21.3%.

Balance Sheet and Liquidity

Cash flow from operations totaled $635 million in 2016 (including $64 million from discontinued operations), of which approximately $207 million (including $24 million from discontinued operations) was invested in capital expenditures. As of December 31, 2016, LKQ’s balance sheet reflected cash and equivalents of $227 million and outstanding debt of $3.3 billion. The unused capacity under the Company’s credit facilities at December 31, 2016 was approximately $1.0 billion.

Other Events

In addition to the previously announced acquisition of Andrew Page Limited and the divestiture of PGW’s OEM glass manufacturing business, during the fourth quarter of 2016, LKQ acquired a distributor of aftermarket automotive products in the Netherlands, a salvage yard in Sweden, a distributor of automotive paint products in Pennsylvania, and three heavy-duty truck aftermarket radiator distributors in the U.S. Also in the fourth quarter, LKQ’s European operations opened two new Euro Car Parts branches in the United Kingdom and eight new branches in Eastern Europe.

On December 1, 2016, the Company acquired a 26.5% equity interest in Mekonomen AB (STO: MEKO) from Axel Johnson AB. Headquartered in Stockholm, Sweden, Mekonomen Group is the leading independent car parts and service chain in the Nordic region of Europe, offering a wide range of quality products including spare parts and accessories for cars, and workshop services for consumers and businesses. Mekonomen will remain independent of LKQ’s existing European operations. We will report our share of Mekonomen’s results on a one quarter lag.

Company Outlook

2017 Guidance
Organic revenue growth for parts & services	4.0% to 6.0%
Adjusted income from continuing operations*	$560 million to $590 million
Adjusted diluted EPS from continuing operations*	$1.80 to $1.90
Cash flow from operations	$610 million to $640 million
Capital expenditures	$200 million to $225 million

*Non-GAAP measures. See the table accompanying this release that reconciles forecasted income from continuing operations and diluted EPS to forecasted adjusted income from continuing operations and adjusted diluted EPS.

Referring to the 2017 earnings per share guidance, Nick Zarcone, Executive Vice President and Chief Financial Officer of LKQ Corporation stated, "Our continued focus on our North American productivity initiatives coupled with the strength of our diversification strategy into Europe and Specialty, which today combined account for over 45% of our global revenue, we project solid EPS growth for 2017 with the mid-point of our guidance representing a 10.0% increase over the comparable 2016 EPS results.”

Guidance for 2017 is based on exchange rates for the pound sterling, euro and Canadian dollar holding near current levels. Changes in these figures may impact our ability to achieve the full year earnings and cash flow guidance.

Non-GAAP Financial Measures

This release contains and management’s presentation on the conference call will refer to non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of the difference between each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.

Conference Call Details

At 10:00 a.m. Eastern Time (9:00 a.m. Central Time) members of senior management will host a conference call and Webcast to discuss the Company's results. To access the investor conference call, please dial (877) 201-0168. International access to the call may be obtained by dialing (647) 788-4901.

Webcast and Presentation Details

The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.

A replay of the conference call will be available by telephone at (800) 585-8367 or (416) 621-4642 for international calls. The telephone replay will require you to enter conference ID: 48305196#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through March 9, 2017. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements

Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.

Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015, as well as our future filings, including our Annual Report on Form 10-K for the year ended December 31, 2016 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.

These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union, and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•	the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicles or vehicle parts from aftermarket suppliers and from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements; and

•	other risks that are described in our Form 10-K filed February 25, 2016 and in other reports filed by us from time to time with the Securities and Exchange Commission.

Contact:

Joseph P. Boutross- Director, Investor Relations, LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended December 31,
	2016		2015
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$2,150,406	100.0%	$1,748,919	100.0%	$401,487	23.0%
Cost of goods sold	1,320,400	61.4%	1,051,592	60.1%	268,808	25.6%
Gross margin	830,006	38.6%	697,327	39.9%	132,679	19.0%
Facility and warehouse expenses	172,691	8.0%	143,087	8.2%	29,604	20.7%
Distribution expenses	174,578	8.1%	152,376	8.7%	22,202	14.6%
Selling, general and administrative expenses	259,644	12.1%	211,409	12.1%	48,235	22.8%
Restructuring and acquisition related expenses	6,948	0.3%	6,782	0.4%	166	2.4%
Depreciation and amortization	54,265	2.5%	32,002	1.8%	22,263	69.6%
Operating income	161,880	7.5%	151,671	8.7%	10,209	6.7%
Other expense (income):
Interest expense	23,856	1.1%	13,256	0.8%	10,600	80.0%
Gain on bargain purchase	(8,207)	(0.4)%	—	0.0%	(8,207)	n/m
Interest and other (income) expense, net	2,519	0.1%	(997)	(0.1)%	3,516	n/m
Total other expense, net	18,168	0.8%	12,259	0.7%	5,909	48.2%
Income from continuing operations before provision for income taxes	143,712	6.7%	139,412	8.0%	4,300	3.1%
Provision for income taxes	47,341	2.2%	42,448	2.4%	4,893	11.5%
Equity in earnings of unconsolidated subsidiaries	(73)	(0.0)%	(1,904)	(0.1)%	1,831	96.2%
Income from continuing operations	96,298	4.5%	95,060	5.4%	1,238	1.3%
Loss from discontinued operations, net of tax	(9,967)	(0.5)%	—	0.0%	(9,967)	n/m
Net income	$86,331	4.0%	$95,060	5.4%	$(8,729)	(9.2)%

Basic earnings per share (2):
Income from continuing operations	$0.31		$0.31		$—	0.0%
Income from discontinued operations	(0.03)		—		(0.03)	n/m
Net Income	$0.28		$0.31		$(0.03)	(9.7)%

Diluted earnings per share (2):
Income from continuing operations	$0.31		$0.31		$—	0.0%
Income from discontinued operations	(0.03)		—		(0.03)	n/m
Net Income	$0.28		$0.31		$(0.03)	(9.7)%

Weighted average common shares outstanding:
Basic	307,514		305,520		1,995	0.7%
Diluted	310,120		308,028		2,092	0.7%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Year ended December 31,
	2016		2015
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$8,584,031	100.0%	$7,192,633	100.0%	$1,391,398	19.3%
Cost of goods sold	5,232,328	61.0%	4,359,104	60.6%	873,224	20.0%
Gross margin	3,351,703	39.0%	2,833,529	39.4%	518,174	18.3%
Facility and warehouse expenses	688,918	8.0%	556,041	7.7%	132,877	23.9%
Distribution expenses	683,812	8.0%	602,897	8.4%	80,915	13.4%
Selling, general and administrative expenses	986,380	11.5%	828,333	11.5%	158,047	19.1%
Restructuring and acquisition related expenses	37,762	0.4%	19,511	0.3%	18,251	93.5%
Depreciation and amortization	191,433	2.2%	122,120	1.7%	69,313	56.8%
Operating income	763,398	8.9%	704,627	9.8%	58,771	8.3%
Other expense (income):
Interest expense	88,263	1.0%	57,860	0.8%	30,403	52.5%
Loss on debt extinguishment	26,650	0.3%	—	0.0%	26,650	n/m
Gains on foreign exchange contracts - acquisition related	(18,342)	(0.2)%	—	0.0%	(18,342)	n/m
Gain on bargain purchase	(8,207)	(0.1)%	—	0.0%	(8,207)	n/m
Interest and other (income) expense, net	(2,247)	(0.0)%	(2,263)	(0.0)%	16	0.7%
Total other expense, net	86,117	1.0%	55,597	0.8%	30,520	54.9%
Income from continuing operations before provision for income taxes	677,281	7.9%	649,030	9.0%	28,251	4.4%
Provision for income taxes	220,566	2.6%	219,703	3.1%	863	0.4%
Equity in earnings of unconsolidated subsidiaries	(592)	(0.0)%	(6,104)	(0.1)%	5,512	90.3%
Income from continuing operations	456,123	5.3%	423,223	5.9%	32,900	7.8%
Income from discontinued operations, net of tax	7,852	0.1%	—	0.0%	7,852	n/m
Net income	$463,975	5.4%	$423,223	5.9%	$40,752	9.6%

Basic earnings per share (2):
Income from continuing operations	$1.49		$1.39		$0.10	7.2%
Income from discontinued operations	0.03		—		0.03	n/m
Net Income	$1.51		$1.39		$0.13	9.4%

Diluted earnings per share (2):
Income from continuing operations	$1.47		$1.38		$0.09	6.5%
Income from discontinued operations	0.03		—		0.03	n/m
Net Income	$1.50		$1.38		$0.12	8.7%

Weighted average common shares outstanding:
Basic	306,897		304,722		2,175	0.7%
Diluted	309,784		307,496		2,288	0.7%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2016	December 31, 2015
Assets
Current Assets:
Cash and equivalents	$227,400	$87,397
Receivables, net	860,549	590,160
Inventories	1,935,237	1,556,552
Prepaid expenses and other current assets	87,768	106,603
Assets of discontinued operations	456,640	—
Total Current Assets	3,567,594	2,340,712
Property and Equipment, net	811,576	696,567
Intangible Assets:
Goodwill	3,054,769	2,319,246
Other intangibles, net	584,231	215,117
Equity Method Investments	183,467	2,755
Other Assets	101,562	73,440
Total Assets	$8,303,199	$5,647,837
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$633,773	$415,588
Accrued expenses:
Accrued payroll-related liabilities	118,755	86,527
Self-insurance reserves	39,548	37,759
Other accrued expenses	169,553	124,466
Other current liabilities	37,943	31,596
Current portion of long-term obligations	66,109	56,034
Liabilities of discontinued operations	145,104	—
Total Current Liabilities	1,210,785	751,970
Long-Term Obligations, Excluding Current Portion	3,275,662	1,528,668
Deferred Income Taxes	199,657	127,239
Other Noncurrent Liabilities	174,146	125,278
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 307,544,759 and 305,574,384 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	3,075	3,055
Additional paid-in capital	1,116,690	1,090,713
Retained earnings	2,590,359	2,126,384
Accumulated other comprehensive loss	(267,175)	(105,470)
Total Stockholders’ Equity	3,442,949	3,114,682
Total Liabilities and Stockholders’ Equity	$8,303,199	$5,647,837

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$463,975	$423,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	206,086	128,192
Stock-based compensation expense	22,472	21,336
Loss on debt extinguishment	26,650	—
Impairment on net assets of discontinued operations	26,677	—
Gain on foreign exchange contracts - acquisition related	(18,342)	—
Gain on bargain purchase	(8,207)	—
Deferred income taxes	(16,162)	22,388
Other	19,550	7,348
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables, net	(50,801)	14,704
Inventories	(64,114)	(83,188)
Prepaid income taxes/income taxes payable	14,944	17,474
Accounts payable	18,577	(4,222)
Other operating assets and liabilities	(6,291)	(2,973)
Net cash provided by operating activities	635,014	544,282
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(207,074)	(170,490)
Acquisitions, net of cash acquired	(1,349,339)	(160,517)
Investments in unconsolidated subsidiaries	(185,671)	(9,682)
Proceeds from foreign exchange contracts	18,342	—
Other investing activities, net	13,814	10,696
Net cash used in investing activities	(1,709,928)	(329,993)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	7,963	8,168
Taxes paid related to net share settlements of stock-based compensation awards	(4,438)	(7,581)
Debt issuance costs	(16,554)	(97)
Proceeds from issuance of Euro notes	563,450	—
Borrowings under revolving credit facilities	2,636,596	313,142
Repayments under revolving credit facilities	(1,748,664)	(445,282)
Borrowing under term loans	582,115	—
Repayments under term loans	(255,792)	(22,500)
Borrowings under receivables securitization facility	106,400	3,858
Repayments under receivables securitization facility	(69,400)	(35,758)
Repayment of other debt, net	(31,156)	(29,696)
Payments of Rhiag debt and related payments	(543,347)	—
Payments of other obligations	(1,436)	(22,791)
Net cash provided by (used in) financing activities	1,225,737	(238,537)
Effect of exchange rate changes on cash and equivalents	(3,704)	(2,960)
Net increase (decrease) in cash and equivalents	147,119	(27,208)
Cash and equivalents, beginning of period	87,397	114,605
Cash and equivalents of continuing and discontinued operations, end of period	234,516	87,397
Less: Cash and equivalents of discontinued operations, end of period	(7,116)	—
Cash and equivalents, end of period	$227,400	$87,397

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	December 31,
	2016	2015	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,008,834	$926,147	$82,687	8.9%
Europe	777,842	486,000	291,842	60.0%
Specialty	257,706	243,849	13,857	5.7%
Parts and services	2,044,382	1,655,996	388,386	23.5%
Other	106,024	92,923	13,101	14.1%
Total	$2,150,406	$1,748,919	$401,487	23.0%

Revenue changes by category for the three months ended December 31, 2016 vs. 2015:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	1.5%	7.4%	0.0%	8.9%
Europe	7.2%	65.8%	(12.9)%	60.0%
Specialty	5.7%	0.0%	0.0%	5.7%
Parts and services	3.8%	23.5%	(3.8)%	23.5%
Other	14.1%	0.3%	(0.2)%	14.1%
Total	4.3%	22.2%	(3.6)%	23.0%

	Year Ended
	December 31,
	2016	2015	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$4,036,143	$3,671,595	$364,548	9.9%
Europe	2,915,841	1,991,106	924,735	46.4%
Specialty	1,192,661	1,051,250	141,411	13.5%
Parts and services	8,144,645	6,713,951	1,430,694	21.3%
Other	439,386	478,682	(39,296)	(8.2)%
Total	$8,584,031	$7,192,633	$1,391,398	19.3%

Revenue changes by category for the year ended December 31, 2016 vs. 2015:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	2.9%	7.3%	(0.2)%	9.9%
Europe	7.2%	47.1%	(7.9)%	46.4%
Specialty	6.9%	6.8%	(0.3)%	13.5%
Parts and services	4.8%	19.0%	(2.5)%	21.3%
Other	(11.2)%	3.1%	(0.2)%	(8.2)%
Total	3.7%	18.0%	(2.4)%	19.3%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles consolidated revenue growth for Parts & Services to constant currency revenue growth for the same measure:

	Three Months Ended		Year Ended
	December 31, 2016		December 31, 2016
	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue growth as reported	23.5%	60.0%	21.3%	46.4%
Less: Currency impact	(3.8)%	(12.9)%	(2.5)%	(7.9)%
Revenue growth at constant currency	27.3%	72.9%	23.8%	54.3%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Year Ended
	December 31,				December 31,
	2016		2015		2016		2015
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,113,548		$1,018,219		$4,471,639		$4,146,833
Europe	779,284		487,060		2,920,470		1,995,455
Specialty	258,740		244,726		1,196,709		1,054,584
Eliminations	(1,166)		(1,086)		(4,787)		(4,239)
Total revenue	$2,150,406		$1,748,919		$8,584,031		$7,192,633
Segment EBITDA
North America	$139,725	12.5%	$130,631	12.8%	$596,333	13.3%	$547,405	13.2%
Europe	63,542	8.2%	47,364	9.7%	283,608	9.7%	200,563	10.1%
Specialty	19,060	7.4%	14,884	6.1%	125,039	10.4%	106,561	10.1%
Total Segment EBITDA	$222,327	10.3%	$192,879	11.0%	$1,004,980	11.7%	$854,529	11.9%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands)
Net income	$86,331	$95,060	$463,975	$423,223
Subtract:
(Loss) income from discontinued operations, net of tax	(9,967)	—	7,852	—
Income from continuing operations	96,298	95,060	456,123	423,223
Add:
Depreciation and amortization	56,164	33,504	198,334	128,192
Interest expense, net	23,680	13,092	87,682	57,342
Loss on debt extinguishment (1)	—	—	26,650	—
Provision for income taxes	47,341	42,448	220,566	219,703
Earnings before interest, taxes, depreciation and amortization (EBITDA)	223,483	184,104	989,355	828,460
Subtract:
Equity in earnings of unconsolidated subsidiaries	(73)	(1,904)	(592)	(6,104)
Gains on foreign exchange contracts - acquisition related	—	—	18,342	—
Gain on bargain purchase	8,207	—	8,207	—
Add:
Restructuring and acquisition related expenses	6,948	6,782	37,762	19,511
Inventory step-up adjustment - acquisition related	—	—	3,614	—
Change in fair value of contingent consideration liabilities	30	89	206	454
Segment EBITDA	$222,327	$192,879	$1,004,980	$854,529

EBITDA as a percentage of revenue	10.4%	10.5%	11.5%	11.5%

Segment EBITDA as a percentage of revenue	10.3%	11.0%	11.7%	11.9%
(1) Loss on debt extinguishment is considered a component of interest in calculating EBITDA.
We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income excluding discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with and without the impact of discontinued operations, depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.
We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.
EBITDA and Segment EBITDA should not be construed as an alternatives to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and its components and Diluted Earnings per Share to Adjusted Net Income and its components and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
(In thousands, except per share data)
Net income	$86,331	$95,060	$463,975	$423,223
Subtract:
(Loss) income from discontinued operations, net of tax	(9,967)	—	7,852	—
Income from continuing operations	96,298	95,060	456,123	423,223
Adjustments - continuing operations:
Restructuring and acquisition related expenses	6,948	6,782	37,762	19,511
Loss on debt extinguishment	—	—	26,650	—
Amortization of acquired intangibles	23,557	9,056	81,748	33,785
Inventory step-up adjustment - acquisition related	—	—	3,614	—
Change in fair value of contingent consideration liabilities	30	89	206	454
Gains on foreign exchange contracts - acquisition related	—	—	(18,342)	—
Gain on bargain purchase	(8,207)	—	(8,207)	—
Excess tax benefit from stock-based payments	30	—	(11,441)	—
Tax effect of adjustments	(10,574)	(5,396)	(45,646)	(18,414)
Adjusted net income - continuing operations	$108,082	$105,591	$522,467	$458,559
(Loss) income from discontinued operations, net of tax	(9,967)	—	7,852	—
Adjustments - discontinued operations:
Restructuring and acquisition related expenses	3,144	—	4,633	—
Amortization of acquired intangibles	11	—	11	—
Impairment loss	26,677	—	26,677	—
Inventory step-up adjustment – acquisition related	—	—	6,212	—
Tax effect of adjustments	(8,001)	—	(10,677)	—
Adjusted net income - discontinued operations	11,864	—	34,708	—
Adjusted net income	$119,946	$105,591	$557,175	$458,559

Weighted average diluted common shares outstanding	310,120	308,028	309,784	307,496

Diluted earnings per share:
Continuing operations	$0.31	$0.31	$1.47	$1.38
Discontinued operations	(0.03)	—	0.03	—
Net income	$0.28	$0.31	$1.50	$1.38

Adjusted diluted earnings per share:
Continuing operations	$0.35	$0.34	$1.69	$1.49
Discontinued operations	0.04	—	0.11	—
Net income	$0.39	$0.34	$1.80	$1.49

We have presented Adjusted Net Income and its components and Adjusted Diluted Earnings per Share as we believe these measures are useful for evaluating the core operating performance of our business across reporting periods and in analyzing the company’s historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of restructuring and acquisition related expenses, loss on debt extinguishment, amortization expense related to acquired intangibles, the change in fair value of contingent consideration liabilities, other acquisition-related gains and losses, excess tax benefits and deficiencies from stock-based payments, impairment losses, and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. These financial measures are used by management in its decision making and overall evaluation of operating performance of the company and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report Adjusted Net Income and Adjusted Diluted Earnings per Share calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Income and Diluted Earnings per Share from Continuing Operations to Forecasted Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations, respectively:

	Forecasted
	Fiscal Year 2017
	Minimum Guidance	Maximum Guidance
(In millions, except per share data)
Income from continuing operations	$505	$535
Adjustments:
Amortization of acquired intangibles	85	85
Tax effect of adjustments	(30)	(30)
Adjusted net income - continuing operations	$560	$590

Weighted average diluted common shares outstanding	311	311
Diluted earnings per share - continuing operations	$1.63	$1.72
Adjusted diluted earnings per share - continuing operations	$1.80	$1.90

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations in our financial guidance. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations, we included estimates of income from continuing operations and amortization of acquired intangibles for the full fiscal year 2017 and the related tax effect; we did not estimate amounts for any other components of the calculation for the year ending December 31, 2017.